Consent of Independent Auditors


The Board of Trustees
Cova Series Trust

We consent to the use of our report dated February 3, 1997 included herein and to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "LEGAL COUNSEL AND INDEPENDENT AUDITORS" in the statement of additional information.




                                                     KPMG PEAT MARWICK LLP




Boston, Massachusetts
April 24, 1997